                                                             Exhibit 99.17(b)(5)


      March 7, 1999                                                 CONFIDENTIAL

      Materials Prepared for the Board of Directors

      Project Prairie

                                                                CONFIDENTIAL   1
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      Project Prairie

Overview of Presentation
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            o     Strategic Benefits of the Transaction

            o     Summary Terms of the Transaction

            o     Summary Valuation of Prairie

            o     Summary of Synergies

            o     Market and Transaction Perspectives

            o     Summary Merger Consequences


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                                                                CONFIDENTIAL   2
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      Project Prairie

Strategic Benefits of the Transaction
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                                o     The transaction represents another step
      Increases Emphasis              toward Diamond's strategic objective of
       On Life Sciences               increasing its emphasis on Life Sciences

                                o     1999E Revenues from Life Sciences
                                      increases to 21% from 17%

                                o     Full integration of the Prairie marketing
      Improves Market Access          organization will enhance the market
         for Ag Enterprise            access for Diamond's CPP business

                                o Prairie has leading positions in key crops such as corn and soybeans

                                o     Seed industry has undergone dramatic
                                      transformation
      Industry Consolidation
                                o     Virtually every publicly traded seed
                                      company, and many private independents,
                                      have been acquired by large agricultural chemical/biotech companies

                                o     Most extensive library of elite corn
                                      germplasm
      Prairie the Premier
     Seed Company in World      o     World class marketing organization

                                o     North American corn market share of 42%

                                o     Diamond has concluded that additional
     Opportunity to Extract           synergies can be obtained with full
           Synergies                  integration of Prairie with Diamond

                                o Combination of both revenue enhancement and cost reduction synergies


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

                                                                CONFIDENTIAL   3
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      Project Prairie

Summary Terms of the Transaction
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Price and Form of               o     $40 per outstanding Prairie common share,
Consideration                         or $7.7 billion for the 192 million
                                      outstanding common Prairie shares not
                                      owned by Diamond

                                o     41 - 45% of Prairie outstanding common
                                      shares not owned by Diamond are acquired for cash

                                o     55 - 59% of Prairie outstanding common
                                      shares not owned by Diamond are exchanged for $40 of Diamond common stock, which, at Friday's (3/5/99) closing price of $53.56 translates into an exchange ratio of
                                      0.7468 of a Diamond common share for every Prairie common share

                                o     The actual exchange ratio will be
                                      determined five trading days before the
                                      date of the Prairie shareholder vote,
                                      based on the average closing price of
                                      Diamond common stock for the 10
                                      consecutive trading days ending on the
                                      fifth trading day prior to the shareholder vote

Structure                       o     Two-step cash and stock merger of Prairie
                                      with a Diamond subsidiary

                                o     First step accomplished through cash
                                      tender offer for up to 45% of outstanding
                                      Prairie common shares not owned by Diamond

                                o     Second step accomplished through the
                                      exchange of the remaining Prairie common shares not held by Diamond for either Diamond common shares or cash, at the election of the holder of Prairie common stock

                                o     The receipt of Diamond common stock is
                                      expected to be tax-free to Prairie
                                      shareholders


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                                                                CONFIDENTIAL   4
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      Project Prairie

Summary Terms of the Transaction
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Family Voting                   o     Prairie has agreed to encourage major
                                      Wallace family shareholders to file an
                                      amended Schedule 13D indicating their
                                      support for the transaction

                                o     There is no voting agreement with, or
                                      irrevocable proxy granted by, Wallace
                                      family shareholders

Diamond Voting                  o     [Diamond will exchange its Prairie Class B
                                      common stock for 5-vote common stock of
                                      Prairie]

                                o Diamond will vote its shares such that its voting power is no greater than its percentage equity ownership

Other Terms                     o     No termination fees

                                o     [Prairie agrees to waive standstill
                                      provision of the Investment Agreement,
                                      although such provision would be
                                      reinstated if Diamond did not obtain
                                      majority ownership after the tender offer]

                                o     [Diamond will not acquire or agree to
                                      acquire any entity if there is a
                                      reasonable possibility that it could
                                      adversely affect the antitrust review of this transaction]


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                                                                CONFIDENTIAL   5
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      Project Prairie

Summary Valuation of Prairie
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      The valuation range for Prairie on a stand-alone basis is $32.17 to $36.85 per share and $38.52 to $43.88 per share including 100% of the synergies.

      ($ in Billions, except per share)

      ==========================================================================
      METHODOLOGY                                                  RANGE
      --------------------------------------------------------------------------
      Prairie Stand-Alone
        Discounted Cash Flow Analysis                         $7.9    -  $ 9.1
        Comparable Acquisitions Analysis                       8.0    -   13.8
                                                            --------------------
        Enterprise Value Reference Range                      $8.0    -  $ 9.1
        Potential Value of Litigation(1)                       0.2    -    0.3
        Less: Estimated Golden Parachute Payments              0.0    -   (0.1)
        Less: Net Debt                                              (0.4)
                                                            --------------------
        Equity Value Reference Range                          $7.8    -  $ 8.9
        Shares Outstanding (MM)                                      241
        Equity Value Per Share                                $32.17  -  $36.85
        Market Price at 3/5/99                                      $22.81
        Premium / (Discount)                                    41%   -  62%

        Synergies(1)
        DCF Value of Synergies                                $1.2    -  $1.3
        Shares Not Owned by Diamond                                  192
                                                            --------------------

        Value of Synergies Per Share                          $6.36   -  $7.03

      Stand-Alone plus 100% of the Synergy Value Per Share    $38.52  -  $43.88

      Stand-Alone plus 50% of the Synergy Value Per Share     $35.35  -  $40.37

      --------------------------------------------------------------------------
      (1) Based on discussions with Diamond Management.


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                                                                CONFIDENTIAL   6
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      Project Prairie

Summary Valuation of Prairie: Two Methodologies
--------------------------------------------------------------------------------

      The following table outlines the range of multiples implied by the DCF and Comparable Acquisition value ranges for Prairie.

      ==================================================================================
                                                       MULTIPLE OF FISCAL 1999E(1):
                                              ------------------------------------------
      METHODOLOGY                               REVENUES       EBITDA          EBIT
      ----------------------------------------------------------------------------------
        Discounted Cash Flow Analysis          4.1x - 4.8x  15.4x - 17.7x  18.9x - 21.7x
        Comparable Acquisitions Analysis       5.2  - 7.2   19.4  - 26.6   23.7  - 32.6
                                               ----------   ------------   ------------
        Enterprise Value Reference Range       4.2x - 4.8x  15.5x - 17.7x  19.0x - 21.7x

      ----------------------------------------------------------------------------------
      (1)   Diamond Case Projections.


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                                                                CONFIDENTIAL   7
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      Project Prairie

Summary of Discounted Cash Flow Analysis
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
      DCF Valuation Summary
      ($ in Billions)
      ==========================================================================================
                                                 DIAMOND CASE(1)      PRAIRIE MANAGEMENT CASE(2)
      ------------------------------------------------------------------------------------------
      Base Business (including Biotech pipeline)
        PV of Cash Flows                           $2.7 - $2.8                $1.6 -  $1.7
        PV of Terminal Value                        5.0 -  6.0                 8.4 -   9.6
                                                   -----------               -------------
                                                   $7.7 - $8.8               $10.1 - $11.3
      Optimum
        PV of Cash Flows                           $0.2 - $0.2                $0.2 -  $0.2
        PV of Terminal Value                        0.4 -  0.5                 0.4 -   0.5
                                                   -----------               -------------
                                                   $0.5 - $0.7                $0.5 -  $0.7

      50% of Optimum                               $0.3 - $0.4                $0.3 -  $0.4

      ------------------------------------------------------------------------------------------
      Enterprise Value Reference Range             $7.9 - $9.1               $10.3 - $11.7
      ------------------------------------------------------------------------------------------

      ------------------------------------------------------------------------------------------
      (1)  Based on 10 year projections.
      (2)  Based on 5 year projections provided to CSFB on February 26, 1999.


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SUISSE    BOSTON
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                                                                CONFIDENTIAL   8
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      Project Prairie

Selected Comparable Acquisitions
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
($ in Millions)
====================================================================================================================================
                                                                                          IMPLIED   ENT. VALUE AS A MULTIPLE OF LTM:
                                                                                        ENTERPRISE  --------------------------------
   DATE               ACQUIROR/TARGET                          DESCRIPTION                 VALUE       REVENUE    EBITDA     EBIT
------------------------------------------------------------------------------------------------------------------------------------

 9/28/98(1)  AgrEvo/                                  Producer of hybrid seeds for the     $  650        6.1x       NA       NA
               Cargill Hybrid Seeds North America     North American corn market

 6/29/98     Monsanto Co./                            International producer of corn,      $1,400        5.6x       NA       NA
               Cargill International Seed Operations  sunflower, rape seed, alfalfa, wheat and rice seeds

 5/11/98     Monsanto Co./                            Marketer and developer of genetic    $3,766(2)     8.0x       61x      80x
               DEKALB Genetics Corporation            hybrid seeds and hybrid swine
                                                      breeding stock

 5/11/98     Monsanto Co./                            Marketer and developer of cotton     $1,887        9.8x       52x      58x
               Delta and Pine Land Company (pending)  planting seeds

  8/7/97     DuPont/                                  Producer of genetic hybrid seeds     $8,441(2)     4.5x       18x      22x
               Pioneer Hi-Bred International, Inc.    and microbial products used in
                                                      crop and livestock production

--------------------------------------------------------------------------------
Source: SDC, news releases and financial documents where available.
(1)   Terminated on 2/4/99.
(2)   Enterprise value implied for 100% of the target.


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SUISSE    BOSTON
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                                                                CONFIDENTIAL   9
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      Project Prairie

Summary of Comparable Acquisitions Analysis
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
      Comparable Acquisitions Valuation Summary
      ($ in Billions)
      ===================================================================================
                            PRAIRIE RESULTS    MULTIPLE RANGE    IMPLIED ENTERPRISE VALUE
      -----------------------------------------------------------------------------------
      Base Business
        LTM Revenues               $1.8          5.5x -  8.0x          $10.1 - $14.7
        LTM EBITDA                  0.4         18.0x -  3.0x          $ 7.8 - $13.0
        LTM EBIT                    0.3         22.0x - 40.0x          $ 7.4 - $13.6

      -----------------------------------------------------------------------------------
      Enterprise Value Reference Range                                 $ 8.0 - $13.8
      -----------------------------------------------------------------------------------

      -----------------------------------------------------------------------------------


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SUISSE    BOSTON
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                                                                CONFIDENTIAL  10
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      Project Prairie

Summary of Synergies
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
      ===================================================================================================================
                                                                                                              VALUE
                                                                                      PEAK EBIT IMPACT  -----------------
       SOURCE OF SYNERGIES                    KEY ASSUMPTIONS                              ($MM)               $MM
      -------------------------------------------------------------------------------------------------------------------
      Distribution and          o  Savings of about 10% of combined costs in               $ 50         $  250  -  $  275
        Marketing                  North America

      Substitute Roundup        o  Possible settlement of litigation could result in         44            160  -     180
        Ready ("RUR") for          substitution of RUR (premium: $3/acre) for LL
        Liberty Link ("LL")        (premium: $1.15/acre) on 14 million acres

      Increased CPP             o  Incremental revenues of $75MM at a margin of              38            165  -     185
        Revenues                   50%

      Admin. and Other Cost     o  R&D cost savings of $40MM                                100            510  -     560
        Savings                 o  Administration cost savings of $60MM

      Information               o  Savings of about 20% of combined IS costs, or             25            135  -     150
        Systems Cost Savings       $25MM annually

                                                                                       ------------     -----------------
                                                                                           $256         $1,220  -  $1,350
                                                                                       ============     =================
      -------------------------------------------------------------------------------------------------------------------
      Source: Diamond Management.


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                                                                CONFIDENTIAL  11
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      Project Prairie

Prairie Stock Price Performance
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                                     [GRAPH]


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                                                                CONFIDENTIAL  12
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      Project Prairie

Diamond Stock Price Performance
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                                     [GRAPH]


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                                                                CONFIDENTIAL  13
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      Project Prairie

Relative Stock Price Performance Since August 1997
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      Indexed Stock Price Performance

                                     [GRAPH]


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

                                                                CONFIDENTIAL  14
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      Project Prairie

Prairie/Diamond Historical Trading Relationship
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                                     [GRAPH]


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                                                                CONFIDENTIAL  15
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      Project Prairie

Trading vs. Transaction Multiples
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
      (Dollars in Billions)
      =====================================================================================
                                                 3/5/99        PRAIRIE      AUGUST 7, 1997
                                                 CLOSE       ACQUISITION    TRANSACTION (1)
      -------------------------------------------------------------------------------------
      Premium to Current Market ($22.81)            --            75%             36%(2)
      Premium to 30-Day Average ($25.33)           (10)%          58%             --
      Premium to 52-Week High ($41.38)             (45)%          (3)%            --
      Premium to 52-Week Low ($21.56)                6%           86%             --

      Equity Value                               $   5.5       $   9.6            --
      Net Debt                                       0.4           0.4            --
      Enterprise Value                           $   5.9       $  10.0         $ 8.4

      Enterprise Value as a Multiple of:
      ----------------------------------
      Net Sales
        FY 1998A/LTM                                 3.2x          5.5x          4.5x
        FY 1999E                                     3.1           5.2            --
        FY 2000E                                     2.8           4.9            --

      EBITDA
        FY 1998A/LTM                                13.1x         22.4x         18.0x
        FY 1999E                                    11.4          19.4            --
        FY 2000E                                     9.4          16.1            --

      EBIT
        FY 1998A/LTM                                16.3x         28.0x         22.0x
        FY 1999E                                    13.9          23.8            --
        FY 2000E                                    11.2          19.2            --

      Equity Value as a Multiple of:
      ------------------------------
      Net Income
        FY 1998A/LTM                                22.1x         39.0x           --
        FY 1999E                                    21.1          37.2            --
        FY 2000E                                    16.9          29.7            --

      -------------------------------------------------------------------------------------
      (1) Enterprise value implied for 100% of Prairie.
      (2) Represents deal price of $34.67 over August 6, 1997 close of $25.52.


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                                                                CONFIDENTIAL  16
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      Project Prairie

Summary Merger Consequences
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      =====================================================================
                                                2000                 2001
      ---------------------------------------------------------------------

      Stand-Alone EPS(1)
         Diamond(2)                           $  3.56               $ 4.81
         Prairie                              $  1.35               $ 1.66

      With 40% R&D Write-off
         Diamond Pro Forma EPS                $  3.27               $ 4.55
         Accretion/(Dilution)                   (8.0)%               (5.4)%

      Without 40% R&D Write-off
         Diamond Pro Forma EPS                $  3.15               $ 4.43
         Accretion/(Dilution)                  (11.4)%               (7.9)%

      ---------------------------------------------------------------------
      (1) Source: Management Projections.
      (2) Pro forma for Leopard split-off.


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